                                                                     EXHIBIT 12



                 RELIANT ENERGY, INCORPORATED AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)


                                                                           NINE             TWELVE
                                                                       MONTHS ENDED      MONTHS ENDED
                                                                       SEPTEMBER 30,     SEPTEMBER 30,
                                                                           2000              2000
                                                                      --------------    --------------
Income from continuing operations .................................   $      738,702    $      849,276
Income taxes for continuing operations ............................          388,978           415,791
Capitalized interest ..............................................          (30,437)          (37,151)
                                                                      --------------    --------------
                                                                           1,097,243         1,227,916
                                                                      --------------    --------------

Fixed charges, as defined:
   Interest .......................................................          536,780           679,495
   Capitalized interest ...........................................           30,437            37,151
   Distribution on trust preferred securities .....................           40,458            53,245
   Interest component of rentals charged to operating expense .....           11,544            15,973
                                                                      --------------    --------------
   Total fixed charges ............................................          619,219           785,864
                                                                      --------------    --------------

Earnings, as defined ..............................................   $    1,716,462    $    2,013,780
                                                                      ==============    ==============

Ratio of earnings .................................................             2.77              2.56
                                                                      ==============    ==============